                                                                   EXHIBIT 10.15


                              EMPLOYMENT AGREEMENT


     This Employment Agreement (this "Agreement") is effective as of April 10, 2000, between Encompass Management Co., a Delaware corporation (the "Company"), and Donald L. Luke, a resident of Harris County, Texas ("Employee"). In consideration of the premises and the mutual covenants contained herein, the parties hereby agree as follows:

     1. Employment. The Company hereby agrees to employ Employee and Employee hereby agrees to work for the Company as its Executive Vice President and Chief Operating Officer. Employee's principal office shall be in Houston, Texas. So long as Employee is employed by the Company, Employee shall devote Employee's skill, energy and best efforts to the faithful discharge of Employee's duties as an employee of the Company. In providing services hereunder, Employee shall comply with and follow all directives, policies, standards and regulations from time to time established by the Board of Directors of the Company.

     2. Term of Employment. Employee's employment by the Company pursuant to this Agreement shall continue in effect from the date of this Agreement and end on July 31, 2000, unless terminated in accordance with Section 8.

     3. Representations and Warranties. Employee represents and warrants that Employee is under no contractual or other restrictions or obligations that will significantly limit Employee's activities on behalf of the Company or will prohibit or limit the disclosure or use of by Employee of any information which directly or indirectly relates to the nature of the Company or the services to be rendered by Employee under this Agreement.

     4. Compensation. Subject to the provisions of Section 8, Employee will be entitled to the compensation and benefits set forth in this Section 4.

     (a) During the term of employment of Employee hereunder, the Company shall pay Employee a Base Salary, payable semi-monthly, in equal semi-monthly installments at a rate equal to $300,000 per year pro-rated through July 31, 2000 ("Base Salary").

     (b) Employee shall be eligible to receive a bonus pursuant to the incentive compensation program in effect from time to time for executive employees of the Company prorated through July 31, 2000 (such prorated portion to be determined based upon the number of working days Employee is employed by the Company prior to July 31, 2000 divided by 365 and to be paid on the same date as other executive employees of the Company receive their bonuses). The target bonus of Employee under such program, prior to proration, shall not be less than 90% of Employee's Base Salary.

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

     (c) All payments of salary and other compensation to Employee shall be made after deduction of any taxes required to be withheld with respect thereto under applicable federal and state laws.

     (d) Unless the term of employment of Employee hereunder is terminated prior to July 31, 2000, (i) by Employee with Good Reason under Section 8(c)(i) below, or without Good Reason and without Company approval under Section 8(d), or (ii) by the Company with or without Cause, Employee and the Company will, as of August 1, 2000, enter into a consulting agreement, substantially in the form of Exhibit B attached hereto, pursuant to which Employee will provide consulting services to the Company from August 1, 2000 through May 30, 2001, and shall be entitled to compensation for consulting services rendered and certain other benefits as set forth therein. In the event the term of employment of Employee hereunder is terminated by Employee without Good Reason but with Company approval (as contemplated under Section 8(c)(ii) below), the Company and Employee will enter into the consulting agreement from the date of termination of employment through May 30, 2001, provided that the consulting fees provided therein will commence as of August 1, 2000 in recognition of the salary payments made under Section 8(c)(ii).

     5. Fringe Benefits; Expenses. (a) During the term of employment of Employee hereunder, Employee shall participate in employee benefit plans sponsored by the Company for its executive employees (other than stock award, stock bonus, stock purchase, stock option and other stock-related plans), including sick leave and disability leave, health insurance, dental insurance and pension and/or profit sharing plans; provided, however, that except as provided below, the nature, amount and limitations of such plans shall be determined from time to time by the Board of Directors of the Company.

     (b) The Company will reimburse Employee for all reasonable business expenses incurred by Employee in the scope of Employee's employment; provided, however, that Employee must file expense reports with respect to such expenses in accordance with the Company's policies as are in effect from time to time.

     (c) During the term of employment of Employee hereunder, Employee shall be entitled to a minimum of four weeks paid vacation and to paid holidays and other paid leave set forth in the Company's policies in effect from time to time. Any vacation not used during the term of employment of Employee hereunder may not be used during any subsequent period.

     (d) During the term of employment of Employee hereunder, the Company will pay all license fees, occupation taxes and reasonable educational costs and expenses necessary to maintain Employee's good standing under any professional licenses.

     (e) During the term of employment of Employee hereunder, the Company shall use reasonable efforts to provide (i) life insurance payable to Employee's designated beneficiary in an amount at least three times Employee's Base Salary and (ii) disability insurance on behalf of Employee which, as a goal, shall provide for salary continuation in the event of permanent disability in an amount equal to the lesser of (i) 60% of Employee's Annual Base Salary, or (ii) $10,000 per month.

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

     6.  Indemnification and Insurance.  The Company shall indemnify
Employee with respect to matters relating to Employee's services as an officer and/or director of the Company or any of its Affiliates (as defined in Exhibit A attached hereto) to the extent set forth in the Company's By-laws and in accordance with the terms of any other indemnification which is generally applicable to executive officers of the Company or any of its Affiliates that may be provided by the Company or any such Affiliate from time to time. The foregoing indemnity is contractual and will survive any adverse amendment to or
repeal of the By-laws.    The Company will also cover Employee under a policy of
officers' and directors' liability insurance providing coverage that is comparable to that provided now or hereafter to any other executive officer or director of the Company. The provisions of this Section 6 will survive the termination of Employee's employment for any reason and the term of this Agreement.

     7. Acceleration and Exercise of Options. Provided Employee's employment has not been terminated by the Company for Cause or by the Employee other than for Good Reason prior to such date, all stock options then held by Employee and not otherwise vested shall become immediately vested and exercisable in full on August 1, 2000, and each such option shall remain in force and be exercisable at anytime during the original term of said option. No additional options to purchase Company Common Stock have been or will be issued to Employee subsequent to September 1, 1999. Exhibit C sets forth the date of grant, number of shares, exercise price, and term of each present option held by Employee.

     8.  Termination.

     (a) Either the Company or Employee may terminate Employee's employment hereunder prior to July 31, 2000 at any time by delivery of sixty (60) days prior written notice by the terminating party of its election to terminate this Agreement to the other party. Promptly after such termination of employment, except as provided in Section 8(f), the Company shall pay to Employee an amount equal to the sum of (i) Employee's earned but unpaid Base Salary through the date of termination of employment, (ii) vacation pay earned but not taken to the date of such termination, and (iii) all other amounts previously deferred by Employee or earned but not paid as of such date under all Company incentive or deferred compensation plans or programs.

     (b) Except as provided in Section 8(f), if the Company terminates Employee's employment prior to July 31, 2000 without Cause, then the Company shall promptly pay or otherwise provide to Employee the following amounts in addition to those set forth in Section 8(a):

          (i) An amount equal to two times the sum of (A) Employee's Base Salary then in effect and (B) Employee's target bonus described in Section 4(b) (assuming the maximum target bonus will be earned), payable in a single lump sum by certified or bank cashier's check within 30 days of such termination; and

         (ii) An amount equal to the product of (A) the maximum monthly premium payment that may be charged to continue coverage for Employee and Employee's

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

     dependents under the Company's health insurance plan under COBRA and under all life insurance and disability policies provided by Employer for Employee, multiplied by (B) 24 months (payable over such period). Any unpaid amount under this clause (ii) will cease if Employee obtains substantially similar coverage under new employment.

     (c) If Employee terminates Employee's employment prior to July 31, 2000 then the Company shall promptly pay to Employee the following amounts:

          (i) If such termination was for Good Reason (as defined in Exhibit A attached hereto), then in addition to the amounts set forth in
               Section 8(a), the amounts set forth in Sections 8(b)(i) and 8(b)(ii) above; or

         (ii) If such termination was with Company approval, then in addition to the amounts set forth in Section 8(a), an amount equal to the sum of (A) Employee's unpaid Base Salary from the date of termination of employment through July 31, 2000, (B) vacation pay earned but not taken from the date of termination of employment through July 31, 2000, and (C) all other amounts previously deferred by Employee or earned but not paid from the date of termination of employment through July 31, 2000 under all Company incentive or deferred compensation plans or programs, payable in a single lump sum by certified or bank cashier's check within 30 days of such termination. In addition, the Company shall make available to Employee the benefits set forth in Section 5(a) and
               (e) continuing through May 30, 2001 to the extent it is legally permitted to do so.

     (d) If Employee terminates Employee's employment prior to July 31, 2000 without Company approval or Good Reason, then only the amounts set forth in Section 8(a) shall be payable to Employee.

     (e) In the event this Agreement is terminated by the Company without Cause or pursuant to Section 8(f) or by Employee with Good Reason, or with Company approval, Employee agrees to accept, in full settlement of any and all claims, losses, damages and other demands that Employee may have arising out of such termination, as liquidated damages and not as a penalty, the payments set forth in this Agreement. Employee hereby waives any and all rights Employee may have to bring any cause of action or proceeding contesting any termination without Cause or Good Reason; provided, however, that such waiver shall not be deemed to affect Employee's rights to enforce any other obligations of the Company unrelated to such employment. Under no circumstances shall Employee be entitled to any compensation or confirmation of any benefits under this Agreement for any period of time following Employee's date of termination if Employee's termination is for Cause.

     (f) If at any time during the term of Employee's employment hereunder, Employee is unable due to physical or mental disability, to perform effectively Employee's duties hereunder, the Company shall continue payment of compensation as provided in Section 4 through July 31, 2000 to the extent not covered by the Company's disability insurance policies. After July 31,

2000, the Company, at its sole option, may continue payment of Employee's salary for such additional periods as the Company elects, or may terminate Employee's employment hereunder without any further obligations to Employee hereunder. If Employee should die during the term of Employee's employment hereunder, Employee's employment and the Company's obligations hereunder shall terminate as of the end of the month in which Employee's death occurs.

     (g) During the Term of this Agreement or the Consulting Agreement, and during the one (1) year period after the Employee receives the lump sum payments provided in Section 8(b) or (c)(i) above, as the case may be, Employee shall sign any lock-up letters, standstill agreements, or other similar documentation specifically required by an underwriter in connection with a public offering of securities by the Company or take other actions reasonably related thereto as requested by the Board of Directors of the Company; provided, however, that equivalent agreements are being required of Company management and the period of any such lock-up or standstill agreements shall not exceed the shorter of (i) 180 days or (ii) the balance of the term of the consulting agreement or the one
(1) year period specified above, whichever is applicable. In the event Employee fails to sign any such letters, agreements or similar documentation or take any such action, the Company may seek and obtain specific performance of such covenant, including any injunction requiring execution thereof or the taking of any such actions, and Employee hereby appoints the then president of the Company in office from time to time to sign any such documents on Employee's behalf so long as such documents are prepared on the same basis as other shareholders generally or as all Company management shareholders.

     9. No Mitigation Obligation. The Company acknowledges that it will be difficult and may be impossible (i) for Employee to find reasonably comparable employment following termination of Employee's employment and (ii) to measure the amount of damages which Employee may suffer as a result of the termination of Employee's employment. Accordingly, all amounts paid to Employee under this Agreement following Employee's termination of employment are acknowledged by the Company to be reasonable and to be liquidated damages, and Employee will not be required to mitigate the amount of such payments by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever (including from other employment) create any mitigation, offset, reduction or any other obligation on the part of Employee under this Agreement.

     10.  Covenant Not to Compete.

     (a) During Employee's employment with the Company or any of its Affiliates and thereafter during the Restricted Period (as defined in Exhibit A attached hereto), regardless of the reason for the termination of Employee's employment, Employee will not engage in or carry on, directly or indirectly, either for himself or as a member of a partnership or as a shareholder, investor, owner, officer or director of a company or other entity, or as an employee, agent, associate or consultant of any person, partnership, corporation or other entity, any business in any State of the United States or in any other part of the world that directly competes with any services or products produced, sold, conducted, developed, or in the process of development by the Company or its Affiliates on the date of termination of Employee's employment.

     (b) Notwithstanding the foregoing, the ownership of less than one percent of any class of securities of a publicly-held company whose gross assets exceed $100,000,000 shall not be deemed to constitute a prohibited activity under
Section 10(a).

     (c) Employee acknowledges that the limitations set forth herein on Employee's rights to compete with the Company and its Affiliates are reasonable and necessary for the protection of the Company and its Affiliates. In this regard, Employee specifically agrees that the limitations as to period of time and geographic area, as well as all other restrictions on Employee's activities specified herein, are reasonable and necessary for the protection of the Company and its Affiliates. In particular, Employee acknowledges that the parties anticipate that Employee will be actively seeking markets for the products and services of the Company and its Affiliates throughout the United States during Employee's employment with the Company.

     (d) In the event that there shall be any violation of the covenant not to compete set forth in this Section 10, then the time limitation thereof shall be extended for a period of time equal to the period of time during which such violation continues; and in the event the Company is required to seek relief from such violation in any court, board of arbitration or other tribunal, then the covenant shall be extended for a period of time equal to the pendency of such proceedings, including all appeals.

     (e) Employee agrees that the remedy at law for any breach by Employee of this Section 10 will be inadequate and that the Company shall also be entitled to injunctive relief.

     11. Confidential Information. During the term of Employee's employment hereunder, and for five years after Employee's termination of employment, Employee shall not use or disclose, without the prior written consent of the Company, Confidential Information (as defined in Exhibit A attached hereto) relating to the Company or any of its Affiliates, and upon termination of Employee's employment will return to the Company all written materials in Employee's possession embodying such Confidential Information. Employee will promptly disclose to the Company all Confidential Information, as well as any business opportunity which comes to Employee's attention during the term of Employee's employment with the Company. Employee will not take advantage of or divert any business opportunity for the benefit of Employee or any other Person (as defined in Exhibit A attached hereto) without the prior written consent of the Company. Employee agrees that the remedy at law for any breach by Employee of this Section 11 will be inadequate and that the Company shall also be entitled to injunctive relief.

     12.  Intellectual Property.

     (a) To the extent they relate to, or result from, directly or indirectly, the actual or anticipated operations of the Company or any of its Affiliates, Employee hereby agrees that all patents, trademarks, copyrights, trade secrets, and other intellectual property rights, all inventions, whether or not patentable, and any product, drawing, design, recording, writing, literary work or other author's work, in any other tangible form developed in whole or in part by Employee during the term of this Agreement, or otherwise developed, purchased or acquired by the Company or any of its Affiliates, shall be the exclusive property of the Company or such Affiliate, as the case may be ("Intellectual Property").

     (b) Employee will hold all Intellectual Property in trust for the Company and will deliver all Intellectual Property in Employee's possession or control to the Company upon request and, in any event, at the end of Employee's employment with the Company.

     (c) Employee shall assign and does hereby assign to the Company all property rights that Employee may now or hereafter have in the Intellectual Property. Employee shall take such action, including, but not limited to, the execution, acknowledgment, delivery and assistance in preparation of documents, and the giving of testimony, as may be requested by the Company to evidence, transfer, vest or confirm the Company's right, title and interest in the Intellectual Property.

     (d) Employee will not contest the validity of any invention, any copyright, any trademark or any mask work registration owned by or vesting in the Company or any of its Affiliates under this Agreement.

     13. Relocation Expenses. Employee shall be entitled to the reimbursement of relocation expenses of up to $10,000 if Employee has relocated his principal residence outside of the Houston, Texas metropolitan area before July 31, 2001.

     14. Definitions. As used in this Agreement , the terms defined in Exhibit A have the means assigned to such terms in such exhibit.

     15. Notices. All notices, requests, demands and other communications required by or permitted under this Agreement shall be in writing and shall be sufficiently delivered if delivered by hand, by courier service, or sent by registered or certified mail, postage prepaid, to the parties at their respective addresses listed below:

     (a)      If to Employee:
              __________________

              __________________

              __________________

     (b)  If to the Company:
          Encompass Management Co.
          3 Greenway Plaza, Suite 2000
          Houston, Texas 77046
          Attention:  Corporate Secretary
          Facsimile:  713-626-4766

Any party may change such party's address by such notice to the other parties.

     16.  Set-off Rights.    The Company's obligations to make the payments and
provide the benefits required by this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against Employee or others, unless such amount is a determinable liability of the Employee to the Company.

     17. Assignment. This Agreement is personal to Employee, and Employee shall not assign any of Employee's rights or delegate any of Employee's duties hereunder without the prior written consent of the Company. Neither Employee nor Employee's spouse will have the right to commute, encumber, or otherwise dispose of any payments under this Agreement. The Company shall have the right to assign this Agreement to a successor in interest in connection with a merger, sale of substantially all assets, or the like; provided however, that an assignment of this Agreement to an entity with operations, products or services outside of the industries in which the Company is then active shall not be deemed to expand the scope of Employee's covenant not to compete with such operations, products or
services without Employee's written consent.    The Company shall require any
Person who is the successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform, by a written agreement in form and substance reasonably satisfactory to Employee, all of the obligations of the Company under this Agreement. As used in this Agreement, the term "Company" means the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, written agreement, or otherwise.

     18. Survival. The provisions of this Agreement shall survive the termination of Employee's employment hereunder in accordance with their terms.

     19. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of Texas without regard to the choice-of-law principles thereof.

     20. Binding Upon Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

     21. Entire Agreement. This Agreement constitutes the entire agreement between the Company and Employee with respect to the terms of employment of Employee by the Company and supersedes all prior agreements and understandings, whether written or oral, between them concerning such terms of employment.

     22. Amendments and Waivers. This Agreement may be amended, modified or supplemented, and any obligation hereunder may be waived, only by a written instrument executed by the parties hereto. The waiver by either party of a breach of any provision of this Agreement shall not operate as a waiver of any
subsequent breach.    No failure on the part of any party to exercise, and no
delay in exercising, any right or remedy hereunder shall operate as a waiver hereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other or further exercise thereof or the exercise of any other right or remedy.

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

     23. Cumulative Rights And Remedies. All rights and remedies hereunder are cumulative and are in addition to all other rights and remedies provided by law,
agreement or otherwise.   Employee's obligations to the Company and the
Company's rights and remedies hereunder are in addition to all other obligations of Employee and rights and remedies of the Company created pursuant to any other agreement.

     24. Construction. Each party to this Agreement has had the opportunity to review this Agreement with legal counsel. This Agreement shall not be construed or interpreted against any party on the basis that such party drafted or authored a particular provision, parts of or the entirety of this Agreement.

     25. Severability. In the event that any provision or provisions of this Agreement is held to be invalid, illegal or unenforceable by any court of law or otherwise, the remaining provisions of this Agreement shall nevertheless continue to be valid, legal and enforceable as though the invalid or unenforceable parts had not been included therein. In addition, in such event the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible with respect to those provisions which were held to be invalid, illegal or unenforceable.

     26. Attorneys' Fees and Costs. If any action at law or in equity is brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

     27. Encompass Services Corporation Performance Guarantee. Encompass Services Corporation, the parent of Company, guarantees the timely performance of all covenants and financial obligations of Company hereunder.

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

     IN WITNESS WHEREOF, the Company and Employee have executed this Agreement on the date first above written.

                                           COMPANY

                                           ENCOMPASS  MANAGEMENT CO.


                                           By:/S/ JOSEPH M. IVEY
                                              ------------------
                                           Name: Joseph M. Ivey
                                                ----------------
                                           Title: President
                                                  --------------

                                           ENCOMPASS

                                           ENCOMPASS SERVICES CORPORATION


                                           By: /S/ JOSEPH M. IVEY
                                               ------------------
                                           Name: Joseph M. Ivey
                                                -----------------
                                           Title: President
                                                  ---------------

                                           EMPLOYEE:

                                           /S/ D. L. LUKE
                                           --------------
                                           Donald L. Luke

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

                                                                       EXHIBIT A

                                  DEFINITIONS


     "Annual Base Salary" means the salary of Employee in effect at the relevant time determined in accordance with Section 4(a) hereof.

     "Affiliate" means, with respect to any Person, each other Person who controls, is controlled by, or is under common control with the Person specified.

     "Cause" when used in connection with the termination of employment with the Company, means the termination of Employee's employment by the Company by reason of (i) the conviction of Employee of a crime involving moral turpitude by a court of competent jurisdiction; (ii) the proven commission by Employee of an act of fraud upon the Company; (iii) the willful and proven misappropriation of any funds or property of the Company by Employee; (iv) the willful, continued and unreasonable failure by Employee to perform material duties assigned to Employee after reasonable notice and opportunity to cure such performance has been given by the Company; (v) the knowing engagement by Employee in any direct, material conflict of interest with the Company without compliance with the Company's conflict of interest policy, if any, then in effect; (vi) the knowing engagement by Employee, without the written approval of the Board of Directors of the Company, in any activity which competes with the business of the Company or any of its Affiliates or which would result in a material injury to the Company or any of its Affiliates; or (vii) the knowing engagement in any activity which would constitute a material violation of the provisions of the Company's Insider Trading Policy or Business Ethics Policy, if any, then in effect.

     "Confidential Information" includes information conveyed or assigned to the Company or any of its Affiliates by Employee or conceived, compiled, created, developed, discovered or obtained by Employee from and during Employee's employment relationship with the Company, whether solely by Employee or jointly with others, which concerns the affairs of the Company or its Affiliates and which the Company could reasonably be expected to desire be held in confidence, or the disclosure of which would likely be embarrassing, detrimental or disadvantageous to the Company or its Affiliates and without limiting the generality of the foregoing includes information relating to inventions, and the trade secrets, technologies, algorithms, products, services, finances, business plans, marketing plans, legal affairs, supplier lists, client lists, potential clients, business prospects, business opportunities, personnel assignments, contracts and assets of the Company or any of its Affiliates and information made available to the Company or any of its Affiliates by other parties under a confidential relationship. Confidential Information, however, shall not include information (a) which is, at the time in question, in the public domain through no wrongful act of Employee, (b) which is later disclosed to Employee by one not under obligations of confidentiality to the Company or any of its Affiliates or Employee, (c) which is required by court or governmental order, law or regulation to be disclosed, or (d) which the Company has expressly given Employee the right to disclose pursuant to written agreement.

     "Good Reason" means the occurrence of any of the following events:

     (a) Employee is assigned duties, taken as a whole, that are materially inconsistent with, or materially diminished from, Employee's positions, duties, responsibilities and status with the Company immediately prior to such action, or Employee's status, reporting responsibilities, titles or offices are materially diminished from those in effect immediately prior to such action, or Employee's duties and responsibilities are materially increased without a corresponding reasonable increase in the Employee's compensation except in each case in connection with the termination of Employee's employment by the Company for Cause or on account of disability, or as a result of the Employee's death, or by the Employee for other than Good Reason; provided, however, that Good Reason shall not be triggered under this subsection (a) by an immaterial action not taken in bad faith or by an action that is remedied by the Company promptly after receipt of written notice from Employee; or

     (b) Employee's Annual Base Salary is reduced from that which was in effect prior to such action unless such reduction is part of a general reduction in compensation within the officer ranks due to economic or company-wide considerations; or

     (c) The Company takes any action to materially reduce or eliminate Employee's participation in the Company's benefit or compensation plans unless such reduction or elimination is part of a general reduction in benefits within the officer ranks due to economic or company-wide considerations; or

     (d) The Company requires the Employee at any time to relocate more than 50 miles from where Employee's principal office was located immediately prior to such event; or

     (e) The amendment, modification or repeal of any provision of the Certificat of Incorporation or Bylaws of the Company that was in effect immediately prior to the commencement of a Protected Period, if such amendment, modification or repeal would materially adversely affect Employee's rights to indemnification by the Company; or

     (g) The Company shall violate or breach any obligation of the Company (regardless whether such obligation be set forth in the Bylaws of the Company and/or in this Agreement or any other separate agreement entered into between the Company and Employee) to indemnify Employee against any claim, loss, expense or liability sustained or incurred by Employee by reason, in whole or in part, of the fact that Employee is or was an officer or director of the Company; or

     (h) The Company shall violate or breach any other material obligation of the Company owing to Employee relating to Employee's employment with the Company, provided that in the event of a violation or breach that is reasonably subject to being cured by the Company, Good Reason shall only occur if the Company shall fail or refuse to commence a cure within 15 days after written notice thereof is given by Employee to the Company or shall thereafter fail to diligently prosecute such cure to completion; or

     (i) The Company shall fail to keep in force, for the benefit of Employee, directors' and officers' insurance policy with coverage amounts and scope at least equal to the coverage amounts in effect on the date hereof; or

     (j) The Company shall fail to obtain from a successor (including a successor to a material portion of the business or assets of the Company) a satisfactory assumption in writing of the Company's obligations under this Agreement (including the obligation to enter the consulting agreement as of August 1, 2000); or

     (k) The Company shall fail to provide Employee with office space, related facilities and support personnel (including, but not limited to, administrative and secretarial assistance) that are both commensurate with the Employee's position and Employee's responsibilities to and position with the Company and not materially dissimilar to the office space, related facilities and support personnel provided to other executive officers of the Company; or

     (l) The Company notifies Employee of the Company's intention not to observe or perform one or more of the material obligations of the Company under this Agreement.

     "Person" means any individual, corporation, trust, partnership, limited partnership, foundation, association, limited liability company, joint stock association or other legal entity.

     "Restricted Period" means the period beginning on the date of the termination or resignation of Employee's employment with the Company and its Affiliates and ending as follows, as applicable:

          (i) six months after the termination of Employee's employment if Employee is not entitled to benefits under Section 8(b) or Section 8(c); or;

          (ii) two years after the termination of Employee's employment, if Employee receives all of the benefits under Section 8(b) or 8(c) (after giving effect to any permissible setoff).

                                                                       EXHIBIT B

                              CONSULTING AGREEMENT


     This Consulting Agreement, dated as of August 1, 2000, ("Agreement") is between Donald L. Luke ("Consultant"), and Encompass Management Co. ("Company"). In consideration of the mutual covenants contained herein, Consultant and Company agree as follows:

1. Engagement. Consultant has certain skills and expertise related to the Company's business which Company would like to utilize in its operations. Therefore, Consultant agrees to render consulting services for the period described in Section 3.a, subject to the terms and conditions set forth herein.

2. Responsibilities of Consultant. During the term of this Agreement, Consultant agrees to provide services ("Consulting Services") with respect to the management and operation of the Company as reasonably requested by the Company in the areas of operational problems and opportunities, senior management special projects, Board of Directors projects, mergers & acquisitions and national accounts/key customers

3.   Term.

a. Term. The period of Consultant's engagement under this Agreement shall commence as of August 1, 2000 and shall continue through May 30, 2001, unless this Agreement is terminated pursuant to Section 3.b ("Term").

b. Termination. This Agreement may be terminated with or without cause or reason by either Consultant or Company upon 30 calendar days prior written notice, provided that if the Company terminates the Agreement other than for the reasons set forth in the following sentence, the Company shall be obligated to pay Consultant the remaining balance of the monthly payments due under Section 4 hereof through the remaining Term of the Agreement in a lump sum due at the effective time of termination. This Agreement may be terminated by Company without notice if Consultant (1) commits any act of gross misconduct or in any material way breaches his obligations under this Agreement; (2) engages in any misconduct which, in the opinion of Company, brings him, Company, or any affiliated entity into disrepute; (3) is convicted of any felony or any criminal offense; or (4) commits any act of dishonesty relating to the business of the Company or any affiliated entity.

4. Remuneration. For the Consulting Services rendered by Consultant under this Agreement, Company shall pay Consultant during the Term the amount of $25,000 per month. In addition, during the Term:

a. the Company will reimburse Consultant for all reasonable business expenses incurred by Consultant in providing the Consulting Services; provided, however, that Consultant must file expense reports with respect to such expenses in accordance with the Company's policies as are in effect form time to time;

b. the Company shall use reasonable efforts to provide (i) life insurance payable to Consultant's designated beneficiary in an amount equal to at least $900,000 and (ii) disability insurance on behalf of Consultant which, as a goal, shall provide monthly payments to Consultant in the event of permanent disability in an amount equal to the lesser of (i) 60% of the base consulting fees per month through May 30, 2001, or (ii) $10,000 per month through May 30, 2001; and

c. to the extent permitted by applicable law, Company plans and as described in the Employment Agreement, Consultant shall participate in health insurance, life insurance and dental insurance plans of the Company; provided, however, that the nature, amount and limitations of such plans shall be determined from time to time by the Board of Directors of the Company. These benefits will continue in effect until January 31, 2002.

5. Status. Consultant, as an independent contractor, is responsible for, and shall have control over, the details and means of performing the Consulting Services. Nothing contained in this Agreement shall be construed as creating an employer-employee relationship between Company and Consultant.

6. Activities. During the Term of this Agreement, Consultant shall devote such of his time and efforts as in his judgment may reasonably be required from time to time to perform his duties under this Agreement as may be requested by the Company. As long as Consultant complies with the provisions of Section 9 of this Agreement, Consultant may perform services for other persons or entities.

7. Taxes. Consultant represents and warrants that he will report all income earned from Company pursuant to this Agreement and will pay all taxes required to be paid under the law. Consultant shall indemnify and hold harmless Company from any liability, damages (whether actual, consequential, special or punitive), claims, expenses, fees, penalties, or costs incurred in connection with or arising from any failure by Consultant to pay such taxes.

8. Benefits. Except as stated in Section 4 above, Consultant agrees and understands that, as an independent contractor, he is not entitled to receive any employee benefits from Company.

9. Trade Secrets, Confidential Information, Non-Compete. Company and Consultant acknowledge and agree that, during the term of his association with Company, Consultant will have access to certain confidential information relating to the business of Company and affiliated entities (the "Confidential Information"). To ensure the continued secrecy of the Confidential Information, Consultant agrees that he will not, during the Term, or at any time thereafter, divulge, furnish or make accessible to anyone, any knowledge or information with respect to any of the Confidential Information relating to the business of Company other than (a) pursuant to statutory and legal requirements, (b) pursuant to mandatory court order, subpoena or other legal process, or (c) with the consent of or pursuant to instructions from Company. Consultant also agrees that, during the Term of this Agreement and for a period of two (2) years thereafter,

Consultant will not engage in or carry on, directly or indirectly, either for himself or as a member of a partnership or as a shareholder, investor, owner, officer or director of a company or other entity, or as an employee, agent, associate or consultant of any person, partnership, corporation or other entity, any business in any State of the United States that directly competes with any services or products produced, sold, conducted, developed, or in the process of development by the Company or its Affiliates at the end of the Term of this Agreement. Notwithstanding the foregoing, the ownership of less than one percent of any class of securities of a publicly-held company whose gross assets exceed $100,000,000 shall not be deemed to constitute a prohibited activity under this
Section 9. Consultant acknowledges that the limitations set forth herein on Consultant's rights to compete with the Company and its Affiliates are reasonable and necessary for the protection of the Company and its Affiliates. In this regard, Consultant specifically agrees that the limitations as to period of time and geographic area, as well as all other restrictions on Consultant's activities specified herein, are reasonable and necessary for the protection of the Company and its Affiliates. In particular, Consultant acknowledges that the parties anticipate that Consultant will be actively seeking markets for the products and services of the Company and its Affiliates throughout the United States during the Term hereof. In the event that there shall be any violation of the covenant not to compete set forth in this Section, then the time limitation thereof shall be extended for a period of time equal to the period of time during which such violation continues; and in the event the Company is required to seek relief from such violation in any court, board of arbitration or other tribunal, then the covenant shall be extended for a period of time equal to the pendency of such proceedings, including all appeals. Consultant agrees that the remedy at law for any breach by Consultant of this Section will be inadequate and that the Company shall also be entitled to injunctive relief.

10. Mediation and Arbitration. If any dispute arises out of or relates to this Agreement, or the breach thereof, and if such dispute cannot be settled by the parties through negotiation, the parties agree to try in good faith to settle the dispute by mediation. If the dispute cannot be settled by negotiation or mediation, the dispute shall be settled by final and binding arbitration in Houston, Texas, under the Commercial Arbitration Rules of the American Arbitration Association. This section shall not apply to disputes arising out of Section 9.

11. Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (collectively called "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

                If to Consultant, addressed to:

                -------------------------------

                -------------------------------

                -------------------------------

                If to the Company:

                Encompass Management Co.
                3 Greenway Plaza, Suite 2000
                Houston, Texas 77046
                Attention:    Corporate Secretary
                Facsimile:    713-626-4766


Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

12. Governing Law. The provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without regard to the choice-of-law principles thereof.

13. Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

14. Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party without the prior written consent of the other party.

15. Severability. If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, Company and Consultant shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect.

16. Headings. The headings of the sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

17. Execution. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

18. Encompass Services Corporation Performance Guarantee. Encompass Services Corporation, the parent of Company, guarantees the timely performance of all covenants and financial obligations of Company hereunder.


     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above to be effective as of such date.


                              COMPANY

                              ENCOMPASS MANAGEMENT CO.


                              By:______________________
                              Name:____________________
                              Title:___________________


                              ENCOMPASS

                              ENCOMPASS SERVICES CORPORATION


                              By:______________________
                              Name:____________________
                              Title:___________________




                              CONSULTANT:


                              -------------------------
                              Donald L. Luke

                                                                       EXHIBIT C



                         List of Donald L. Luke Options
                        Outstanding at February 22, 2000


Date of Grant                Number of Shares           Exercise Price                 Term
-----------------------------------------------------------------------------------------------------
8/1/97                          10,304 (1)                $3.08/share                   7/31/2007
-----------------------------------------------------------------------------------------------------
11/7/97                         56,500                   $14.00/share                   11/6/2002
-----------------------------------------------------------------------------------------------------
12/9/98                         15,000                   $12.94/share                   12/8/2003
-----------------------------------------------------------------------------------------------------


(1) after the cash tender of a portion of the Founder Options in the GroupMAC/BOSC Merger